EXHIBIT 10.7

November 3, 2005

SonomaWest Holdings, Inc.
2064 Highway 116 North
Sebastopol, CA 95472
Attention: Walker R. Stapleton,
                Chief Executive Officer

Re: Amendments to Options

Dear Walker:

          This letter will confirm the agreement of the undersigned and SonomaWest Holdings, Inc. (the “Company”) regarding amendment of the outstanding options held by the undersigned (the “Options”) that were previously granted to the undersigned under the Company’s 1996 Stock Option Plan and/or the 2002 Stock Incentive Plan (collectively, the “Plans”), and the option agreements evidencing the Options (the “Option Agreements”).

          Effective as of the date set forth above, each Option and Option Agreement to which the undersigned is a party shall be amended, as follows:

1. Without limiting other provisions that may be included in the Plans or the Options Agreement relating to the Option, to the extent that the Option and/or Option Agreement provides for a period of ninety (90) days following termination of service as a director or officer of the Company within which to exercise the Option, the undersigned will instead have a period of one year following termination of service as a director or officer of the Company within which to exercise the Option, to the extent the Option was vested and exercisable as of the date of termination of service.

2. The undersigned may, at the undersigned's election, pay some or all of the exercise price for the Option by delivering to the Company shares of common stock of the Company that have been held by the undersigned for at least six (6) months (or such other period of time as is required to avoid a charge to the Company's financial statements) having a fair market value equal to the portion of the exercise price being paid by such shares.

          Please acknowledge your agreement to the above by signing and returning a copy of this letter. This letter may be executed in counterparts, each of which shall constitute an original but all of which taken together will constitute one and the same agreement.

Very truly yours, /s/ Roger S. Mertz —————————————— Roger S. Mertz

ACKNOWLEDGED, AGREED AND ACCEPTED SONOMAWEST HOLDINGS, INC. By: /s/ Walker R. Stapleton —————————————— Walker R. Stapleton Chief Executive Officer